Exhibit 2

                               EXCHANGE AGREEMENT

                  This Exchange Agreement (the "Agreement") is made as of the 25th day of June 2001, by and among I-TRAX, INC., a Delaware corporation (the "Company"), with its executive offices located at One Logan Square, 130 N. 18th Street, Suite 2615, Philadelphia, Pennsylvania 19103, and FRANK A. MARTIN, an individual residing at 489 East London Grove Road, West Grove, PA 19390 (the "Lender").

                  WHEREAS, the Lender loaned the Company an aggregate of $515,000 in several installments in February, March and April of 2001 (collectively, the "Bridge Loan");

                  WHEREAS, as consideration for the Bridge Loan, the Company committed to grant the Lender a Stock Purchase Warrant covering an aggregate of 515,000 shares of Common Stock, par value $0.001 per share, of the Company ("Common Stock") with an exercise price of $.50 per share (the "Stock Purchase Warrant"), in the form attached hereto as Exhibit A;

                  WHEREAS, on June 1, 2001, the Company repaid the Lender $240,000 of the Bridge Loan; and

                  WHEREAS, the Lender has elected to exchange $275,000, the portion of the Bridge Loan outstanding on the date hereof (the "Outstanding Bridge Loan"), and accrued but unpaid interest thereon in an amount of $9,162, for shares of Common Stock at an exchange price of $.50 per share.

                  NOW, THEREFORE, in consideration of the premises and of the mutual covenants, conditions and agreements herein contained, the parties hereto, each intending to be legally bound hereby, agree as follows:

                  1. Promissory Note Exchange.

                           (a) Subject to the terms and conditions of this
Agreement, the Company shall issue to the Lender, effective as of the Closing and in the aggregate, Five Hundred Sixty Eight Thousand Three Hundred Twenty Four (568,324) fully paid and non-assessable shares of Common Stock (collectively, the "Exchange Shares"), free and clear of all liens, security interests, pledges, claims and encumbrances of every kind, nature and description, in exchange for the tender by the Lender to the Company for cancellation of the Outstanding Bridge Loan and accrued but unpaid interest thereon in an amount of $9,162.

                           (b) The Outstanding Bridge Loan, and accrued but
unpaid interest thereon, shall be deemed to be paid in full at Closing.

                  2. Closing. The closing (the "Closing") of the transaction contemplated by this Agreement shall occur effective as of June 25, 2001. At Closing, (a) the Outstanding Bridge Loan, and all accrued but unpaid interest thereon, shall be deemed cancelled and (b) the Company shall deliver to the Lender the Stock Purchase Warrant. Promptly following the Closing, the Company shall cause its transfer agent to issue to the Lender a stock certificate representing the Exchange Shares.

                  3. Conditions to Closing.

                           (a) Conditions to Lender's Obligations. The
obligation of the Lender under this Agreement to exchange the Outstanding Bridge Loan, and accrued but unpaid interest thereon, for the Exchange Shares is subject to the satisfaction at the time of Closing of each of the following conditions (any of which may be waived in whole or in part by the Lender at or prior to the Closing): (i) all of the representations and warranties of the Company set forth in this Agreement shall be true and correct at and as of the date of the Closing; and (ii) the Company shall have performed all covenants, agreements and conditions required by this Agreement to be performed by the Company prior to or as of the Closing.

                           (b) Conditions to the Company's Obligations. The
obligation of the Company under this Agreement to issues the Exchange Shares in exchange for the Outstanding Bridge Loan, and accrued but



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unpaid interest thereon, is subject to the satisfaction at the time of Closing of each of the following conditions (any of which may be waived in whole or in part by the Company at or prior to the Closing): (i) all of the representations and warranties of the Lender set forth in this Agreement shall be true and correct at and as of the date of the Closing; and (ii) the Lender shall have performed all covenants, agreements and conditions required by this Agreement to be performed by the Lender prior to or as of the Closing.

                  4. Representations of the Company. The Company hereby makes the following representations and warranties to the Lender:

                           (a) The Company is a corporation duly organized,
validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to carry on its business as now conducted. The Company is qualified to transact business in each jurisdiction in which the failure to be so qualified would have a material adverse effect on its business or properties.

                           (b) All corporate actions on the part of the Company,
its officers, directors and stockholders necessary for the authorization, execution and delivery of this Agreement and all other agreements contemplated hereby (the "Ancillary Agreements"), the performance of all obligations of the Company under each of this Agreement and the Ancillary Agreements, and the authorization, issuance and delivery of the Exchange Shares have or will be taken prior to the Closing and this Agreement and the Ancillary Agreements constitute the valid and legal obligations of the Company enforceable in accordance with their respective terms, subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors rights generally and general principles of equity.

                           (c) Neither the execution, delivery and performance
of this Agreement or the Ancillary Agreements by the Company, nor the delivery by the Company of the Exchange Shares and the Stock Purchase Warrant to the Lender, (i) will violate any law, rule, regulation or order of any court or governmental authority with jurisdiction or oversight with respect to the Company, the Exchange Shares or the Stock Purchase Warrant, (ii) will result in any breach of any provision of, or default under, any material agreement or instrument to which the Company is a party, or (iii) will require the Company to obtain any consents, authorizations or approvals from any person or authority not received prior to the date of the Closing.

                  5. Representations of the Lender. The Lender hereby makes the following representations and warranties to the Company:

                           (a) The Lender has a good, marketable and
unencumbered title to the Outstanding Bridge Loan, free and clear of all liens, security interests, pledges, claims and encumbrances.

                           (b) The Lender has the requisite power and authority
to enter into this Agreement and to perform its obligations hereunder.

                           (c) This Agreement constitutes a valid and binding
obligation of the Lender, enforceable against the Lender in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors rights generally and general principles of equity.

                           (d) Neither the execution, delivery and performance
of this Agreement by the Lender, nor the exchange by the Lender of the Outstanding Bridge Loan, and accrued but unpaid interest thereon, (i) will violate any law, rule, regulation or order of any court or governmental authority with jurisdiction or oversight with respect to the Lender, (ii) will result in any breach of any provision of, or default under, any material agreement or instrument to which the Lender is a party, or (iii) will require the Lender to obtain any consents, authorizations or approvals from any person or authority not received prior to the date of the Closing.

                           (e) The Lender is an "accredited investor" as such
term is defined in Rule 501 of Regulation D under the Securities Act of 1933, as amended (the "Securities Act").

                           (f) The Lender has had an opportunity to meet with
the Company's management to ask questions and the Lender was given full access to all documentation which the Company possesses or can


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

acquire without unreasonable effort or expense that is necessary to verify the accuracy of information furnished to the Lender. All such questions, if asked, have been answered satisfactorily and all such documentation, if examined, was found to be fully satisfactory.

                           (g) There are substantial risks attendant to the
Company and its business, including the risks identified under the heading "Risk Factors" in the Company's 2000 Annual Report, which has been provided by the Company to the Lender, as well as elsewhere in the Company's 2000 Annual Report, and that the Lender has considered and understands such risks.

                           (h) The Lender has such knowledge and experience in
financial and business matters that the Lender is capable of evaluating the merits and risks of an investment in the Company, that the Lender is able to bear the economic risks of such investment for an indefinite period of time and that at the present time the Lender could afford a complete loss of such investment. An investment in the Exchange Shares and Stock Purchase Warrant is speculative and involves a risk of loss of the entire investment and it is unlikely that any income will be received from such investment.

                           (i) Because none of the Exchange Shares or the Stock
Purchase Warrant will be registered under the Securities Act, or any state securities laws, none of the Exchange Shares or the Stock Purchase Warrant can be transferred without registration or available exemption from registration under the Securities Act or such state securities laws. The Lender is familiar with Rule 144 promulgated under the Securities Act, as presently in effect, and understands the resale limitations imposed thereby. The Lender understands that the Exchange Shares and the Stock Purchase Warrant will bear an appropriate legend restricting the sale, hypothecation or other transfer of any of the Exchange Shares or the Stock Purchase Warrant, and that the transfer records of the Company will contain appropriate notations of such transfer restrictions.

                           (j) That the Lender is receiving the Exchange Shares
and Stock Purchase Warrant for investment purposes, solely for the Lender's own account and not for fractionalization or with a view toward distribution and has no contract, agreement, arrangement or undertaking with any person to sell, transfer or pledge the Exchange Shares or Stock Purchase Warrant. The Exchange Shares and Stock Purchase Warrant will be issued only in the name of the Lender.

                  6. Notices. All notices, consents, requests, instructions, approvals and other communications provided for herein and all legal process in regard hereto shall be validly given, made or served, if in writing, and delivered personally or sent by registered or certified mail (return receipt requested), postage prepaid, or by nationally recognized overnight courier services or by facsimile transmission electronically confirmed during normal business hours to the Company or the Lender at the above listed addresses, or with respect to any party at such other address as may be specified in writing by such party to the other parties hereto.

                  7. Successors and Assigns. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

                  8. Execution in Counterparts. This Agreement may be executed in separate counterparts and/or by facsimile, each of which shall be deemed to be an original, and all of which shall together constitute one and the same agreement.

                  9. Amendments. No amendment of any provision of this Agreement shall be effective unless it is in writing and is signed by the Company and the Lender.

                  10. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware.


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

                  11. Entire Agreement. This Agreement and the agreements and documents referenced herein constitute the entire agreement among the parties hereto with respect to the subject matter hereof and supersede all prior agreements and understandings, whether written or oral, relating to the subject matter of this Agreement.

                  12. Descriptive Headings. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.




                      [Signatures begin on following page.]

                  IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.


                                   I-TRAX, INC.


                                   By:      /s/ Gary Reiss
                                      ---------------------------------------
                                        Gary Reiss, Chief Executive Officer



                                            Frank A. Martin
                                   ------------------------------------------
                                   FRANK A. MARTIN















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


                                                                       Exhibit A

 THIS WARRANT AND THE SHARES ISSUABLE UPON THE EXERCISE OF THIS WARRANT HAVE NOT
   BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. NEITHER THIS
     WARRANT NOR ANY OF SUCH SHARES MAY BE SOLD, TRANSFERRED OR ASSIGNED IN
           THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR SUCH SECURITIES UNDER SUCH ACT OR, AN OPINION OF COUNSEL IN FORM, SUBSTANCE AND
  SCOPE REASONABLY SATISFACTORY TO COUNSEL TO THE COMPANY THAT REGISTRATION IS NOT REQUIRED UNDER SUCH ACT OR UNLESS SOLD PURSUANT TO RULE 144 UNDER SUCH ACT.

                                     ----------------------------------------

                                  I-TRAX, INC.
                                ONE LOGAN SQUARE
                         130 N. 18TH STREET, SUITE 2615
                             PHILADELPHIA, PA 19103
                            PHONE NO.: (215) 557-7488
                             FAX NO.: (215) 557-7820

                             STOCK PURCHASE WARRANT


Warrant No.:  C-1                                   Right to Purchase:  515,000.
Date:  June 25, 2001


         THIS CERTIFIES THAT, for value received, FRANK A. MARTIN or his registered assigns (the "Holder"), is entitled to purchase from I-TRAX, INC., a Delaware corporation (the "Company"), at any time or from time to time during the Exercise Period (as specified in Section 2.1 below), Five Hundred Fifteen Thousand (515,000) fully paid and nonassessable shares of the Company's Common Stock, par value $0.001 per share ("Common Stock"), at the then applicable Exercise Price (as defined in Section 1 below).

         This Stock Purchase Warrant, together with certain shares of Common Stock, is being issued by the Company to the Holder pursuant to an Exchange Agreement dated as of June 25, 2001 by and among the Company and the Holder, which relates to, among other things, bridge loans, in an aggregate amount of $515,000, extended by the Holder to the Company.

         This Warrant is subject to the following terms, provisions, and conditions:

         Section 1. Definitions. As used in this Warrant, the following terms have the meanings set forth below:

                  "Exercise Price" shall be equal to $.50, as the Exercise Price may be adjusted from time to time in accordance with Section 4 below.

                  "Market Price" means, as of any date, (i) the average of the last reported sale prices for the shares of Common Stock on the Nasdaq National Market, The American Stock Exchange, the Nasdaq SmallCap Market or the Over-the-Counter Bulletin Board (such market, exchange or board the "Market") for the twenty (20) trading days immediately preceding the date of Cashless Exercise (as defined in Section 11.4 below) as reported by Bloomberg Financial Markets or an equivalent reliable reporting service mutually acceptable to and hereafter designated by the Holder, or (ii) if there have been no sales on any such Market on any applicable day, the average of the highest bid and lowest asked prices on such Market at the end of any applicable day, or (iii) if market value cannot be calculated as of such date on any of the foregoing bases, the Market Price shall be the fair market value as reasonably determined in good faith by (a) the Board of Directors of the Company or (b) at the option of the Holder, by an independent investment bank of nationally recognized standing in the valuation of businesses similar to the business of the Company.



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

                  "Person" shall mean an individual, a partnership, a corporation, a trust, a joint venture, an unincorporated organization and a government or any department or agency thereof.

                  "Securities Act" shall mean the Securities Act of 1933, as amended.

                  "Warrant Stock" shall mean shares of the Company's authorized but unissued Common Stock issuable upon the exercise of this Warrant.

         Section 2. Exercise of Warrant.

                  2.1 Exercise Period. The Holder may exercise this Warrant, in whole or in part (but not as to a fractional share of Warrant Stock), at any time and from time to time after its Date of Issuance and prior to 5:00 p.m.
(EST) on June 25, 2006 (the "Exercise Period").

                  2.2  Exercise Procedure.

                           (a) This Warrant will be deemed to have been
exercised at such time as the Company has received all of the following items (the "Exercise Date"): (i) a completed Exercise Agreement, as described below, executed by the Person exercising all or part of the purchase rights represented by this Warrant (the "Purchaser"); (ii) this Warrant; (iii) if this Warrant is not registered in the name of the Purchaser, an Assignment or Assignments in the form set forth in Exhibit II hereto, evidencing the assignment of this Warrant to the Purchaser; and (iv) a check payable to the Company in an amount equal to the product of the then applicable Exercise Price multiplied by the number of shares of Warrant Stock being purchased upon such exercise, or notice pursuant to Section 11.4 below in the event of a Cashless Exercise (as defined in Section
11.4 below).

                           (b) Certificates for shares of Warrant Stock
purchased upon exercise of this Warrant will be delivered by the Company to the Purchaser within ten (10) days after the Exercise Date. Unless this Warrant has expired or all of the purchase rights represented hereby have been exercised, the Company will prepare a new Warrant, substantially identical hereto, representing the rights formerly represented by this Warrant which have not expired or been exercised. The Company will, within such ten-day period, deliver such new Warrant to the Person designated for delivery in the Exercise Agreement.

                           (c) The Warrant Stock issuable upon the exercise of
this Warrant will be deemed to have been issued to the Purchaser on the Exercise Date, and the Purchaser will be deemed for all purposes to have become the record holder of such Warrant Stock on the Exercise Date.

                           (d) The issuance of certificates for shares of
Warrant Stock upon exercise of this Warrant will be made without charge to the Holder or the Purchaser for any issuance tax in respect thereof or any other cost incurred by the Company in connection with such exercise and the related issuance of shares of Warrant Stock.

                           (e) The Company will not close its books for the
transfer of this Warrant or of any share of Warrant Stock issued or issuable upon the exercise of this Warrant in any manner which interferes with the timely exercise of this Warrant. The Company will from time to time take all such action as may be necessary to assure that the par value per share of the unissued Warrant Stock acquirable upon exercise of this Warrant is at all times equal to or less than the then applicable Exercise Price.

                  2.3 Exercise Agreement. The Exercise Agreement will be substantially in the form set forth in Exhibit I hereto, except that if the shares of Warrant Stock are not to be issued in the name of the Holder of this Warrant, the Exercise Agreement will also state the name of the Person to whom the certificates for the shares of Warrant Stock are to be issued, and if the number of shares of Warrant Stock to be issued does not include all the shares of Warrant Stock purchasable hereunder, it will also state the name of the Person to whom a new Warrant for the unexercised portion of the rights hereunder is to be delivered.

                  2.4 Fractional Shares. If a fractional share of Warrant Stock would, but for the provisions of Section 2.1, be issuable upon exercise of the rights represented by this Warrant, the Company will, within ten (10)


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

days after the Exercise Date, deliver to the Purchaser a check payable to the Purchaser in lieu of such fractional share, in an amount equal to the Market Price of such fractional share as of the close of business on the Exercise Date.

         Section 3.  Exercise Price; Adjustments to Exercise Price.

                  3.1 General. The Exercise Price shall not be subject to any adjustment other than the adjustment provided for in this Section 3.

                  3.2 Subdivision or Combination of Common Stock and Stock Dividends. In case the Company shall at any time after the date hereof (a) issue any shares of Common Stock or of any rights or options to subscribe for or to purchase Common Stock or any stock or other securities convertible into or exchangeable for Common Stock ("Convertible Securities"), or any rights to purchase Common Stock or Convertible Securities, as a dividend upon outstanding shares of Common Stock, or (b) issue any shares of Common Stock in subdivision of outstanding shares of Common Stock by reclassification or otherwise, or (c) combine outstanding shares of Common Stock, by reclassification or otherwise, the Exercise Price which would apply if purchase rights hereunder were being exercised immediately prior to such action by the Company shall be adjusted by multiplying it by a fraction, the numerator of which shall be the number of shares of Common Stock issued or then issuable upon conversion or exchange of the then outstanding Convertible Securities immediately prior to such dividend, subdivision or combination and the denominator of which shall be the number of shares of Common Stock issued or then issuable upon conversion or exchange of the then outstanding Convertible Securities immediately after such dividend, subdivision or combination.

                  3.3 No Adjustments. No adjustment of the Exercise Price shall be made if the amount of such adjustment shall be less than one cent per share, but in such case any adjustment that would otherwise be required then to be made shall be carried forward and shall be made at the time and together with the next subsequent adjustment which, together with any adjustment or adjustments so carried forward, shall amount to not less than one cent per share.

                  3.4 Other Events. If any event occurs of the type contemplated by the provisions of this Section 3 but not expressly provided for by such provisions, the Board of Directors of the Company will make an appropriate adjustment in the Exercise Price so as to protect the rights of the Holders.

         Section 4. Effect of Reorganization, Reclassification, Consolidation, Merger or Sale.

                  4.1 General. If at any time while this Warrant is outstanding there shall be any reorganization or reclassification of the capital stock of the Company (other than a subdivision or combination of shares provided for in Section 3.2 hereof) or any consolidation or merger of the Company with another corporation (other than a consolidation or merger in which the Company is the surviving entity and which does not result in any change in the Common Stock), or any sale or other disposition by the Company of all or substantially all of its assets to any other corporation, the holder of this Warrant shall thereafter upon exercise of this Warrant be entitled to receive the number of shares of stock or other securities or property of the Company, or of the successor corporation resulting from such consolidation or merger, as the case may be, to which the Warrant Stock (and any other securities and property) of the Company, deliverable upon the exercise of this Warrant, would have been entitled upon such reorganization, reclassification of capital stock, consolidation, merger, sale or other disposition if this Warrant had been exercised immediately prior to such reorganization, reclassification of capital stock, consolidation, merger, sale or other disposition.

                  4.2 Adjustments. In any such case described in Section 4.1, appropriate adjustment (as determined by the Board of Directors of the Company) shall be made in the application of the provisions set forth in this Warrant with respect to the rights and interests thereafter of the holder of this Warrant to the end that the provisions set forth in this Warrant (including those relating to adjustments of the Exercise Price and the number of shares issuable upon the exercise of this Warrant) shall thereafter be applicable, as near as reasonably may be, in relation to any shares or other property thereafter deliverable upon the exercise hereof as if this Warrant had been exercised immediately prior to such reorganization, reclassification of capital stock, consolidation, merger, sale or


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

other disposition and the holder hereof had carried out the terms of the exchange as provided for by such reorganization, reclassification of capital stock, consolidation or merger.

                  4.3 Issuance of Shares Other Than Common Stock. In the event that in any such reorganization or reclassification, consolidation or merger described in Section 4.1, additional shares of Common Stock shall be issued in exchange, conversion, substitution or payment, in whole or in part, for or of a security of the Company other than Common Stock, any such issue shall be treated as an issue of Common Stock covered by the provisions of Section 3 above with the amount of the consideration received upon the issue thereof being determined by the Board of Directors of the Company.

                  4.4 Assumption by Successor. The Company shall not effect any such reorganization, consolidation or merger described in Section 4.1 above unless, upon or prior to the consummation thereof the successor corporation shall assume by written instrument the obligation to deliver to the holder hereof such shares of stock, securities, cash or property as such holder shall be entitled to purchase in accordance with the foregoing provisions.

                  4.5 Termination of Warrant. Notwithstanding any other provisions of this Warrant, in the event of sale or other disposition of all or substantially all of the assets of the Company as a part of a plan for liquidation of the Company, all rights to exercise the Warrant shall terminate sixty (60) days after the Company gives written notice to the Holder that such sale or other disposition has been consummated.

         Section 5. Notice of Adjustments. Immediately upon any adjustment of the Exercise Price or increase or decrease in the aggregate number of shares of Common Stock purchasable upon exercise of this Warrant, the Company will send written notice thereof to all Holders, stating the adjusted Exercise Price and the increased or decreased number of shares purchasable upon exercise of this Warrant and setting forth in reasonable detail the method of calculation for such adjustment and increase or decrease. When appropriate, such notice may be given in advance and included as part of any notice required to be given pursuant to Section 6 below.

         Section 6. Prior Notice as to Certain Events. In case at any time: (a) the Company shall pay any dividend payable in stock upon its Common Stock or make any distribution (other than cash dividends) to the holders of its Common Stock; or (b) the Company shall offer for subscription pro rata to the holders of its Common Stock any additional shares of stock of any class or any other rights; or (c) there shall be any reorganization or reclassification of the capital stock of the Company, or consolidation or merger of the Company with another corporation or a sale or disposition of all or substantially all its assets; or (d) there shall be a voluntary or involuntary dissolution, liquidation or winding up of the Company; then, in each of said cases, the Company shall give prior written notice, by first class mail, postage prepaid, addressed to the holder of this Warrant at the address of such holder as shown on the books of the Company, of the date on which (i) the books of the Company shall close or a record shall be taken for such stock dividend, distribution or subscription rights or (ii) such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up shall take place, as the case may be. A copy of each such notice shall be sent simultaneously to each transfer agent of the Company's Common Stock. Such notice shall also specify the date as of which the holders of the Common Stock of record shall participate in said dividend, distribution or subscription rights or shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up, as the case may be. Such written notice shall be given at least ten (10) days prior to the action in question and not less than ten (10) days prior to the record date or the date on which the Company's transfer books are closed in respect thereto.

         Section 7. Reservation of Common Stock. The Company will at all times reserve and keep available for issuance upon the exercise of Warrants such number of its authorized but unissued shares of Common Stock as will be sufficient to permit the exercise in full of this Warrant, and upon such issuance such shares of Common Stock will be validly issued, fully paid and nonassessable.

         Section 8. No Voting Rights; Limitations of Liability. This Warrant will not entitle the Holder to any voting rights or other rights as a stockholder of the Company. No provision of this Warrant, in the absence of affirmative action by the Holder to purchase Warrant Stock, and no enumeration in this Warrant of the rights or


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

privileges of the Holder, will give rise to any liability of such Holder for the Exercise Price of Warrant Stock acquirable by exercise hereof or as a stockholder of the Company.

         Section 9. Warrant Transferable.

                  9.1 General Procedures. Subject to the transfer conditions referred to in Section 9.2 below, this Warrant and all rights hereunder are transferable, in whole or in part, without charge to the Holder, upon surrender of this Warrant with a properly executed Assignment (in the form of Exhibit II hereto) at the principal office of the Company.

                  9.2 Restrictions. Each Holder of this Warrant acknowledges that this Warrant has not been registered under the Securities Act and agrees not to sell, pledge, distribute, offer for sale, transfer or otherwise dispose of this Warrant or any Warrant Stock issued upon its exercise in the absence of
(a) an effective registration statement as to this Warrant or such Warrant Stock under the Securities Act (or any similar statute then in effect), or (b) an opinion of counsel, in form, substance and scope reasonably satisfactory to counsel to the Company, to the effect that such registration is not, under the circumstances, required.

         Section 10. Warrant Exchangeable for Different Denominations. This Warrant is exchangeable, upon the surrender hereof by the Holder at the principal office of the Company, for new Warrants of like tenor representing in the aggregate the purchase rights hereunder, and each of such new Warrants will represent such portion of such rights as is designated by the Holder at the time of such surrender. The date the Company initially issues this Warrant will be deemed to be the "Date of Issuance" of this Warrant regardless of the number of times new certificates representing the unexpired and unexercised rights formerly represented by this Warrant are issued.

         Section 11. Miscellaneous.

                  11.1 Amendment and Waiver. Except as otherwise provided herein, the provisions of the Warrants may be amended and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Company has obtained the written consent of the holder of this Warrant.

                  11.2 Notices. Any notices required to be sent to the holder of this Warrant will be delivered to the address of such Holder shown on the books of the Company. All notices referred to herein will be delivered in person or sent by first class mail, postage prepaid, and will be deemed to have been given when so delivered or sent.

                  11.3 Descriptive Headings; Governing Law. The descriptive headings of the paragraphs of this Warrant are inserted for convenience only and do not constitute a part of this Warrant. The construction, validity and interpretation of this Warrant will be governed by the laws of the State of Delaware.

                  11.4 Cashless Exercise. Notwithstanding anything to the contrary contained in this Warrant, this Warrant may be exercised pursuant to
Section 2.2 above with a written notice of the Holder's intention to effect a cashless exercise, including a calculation of the number of shares of Common Stock to be issued upon such exercise in accordance with the terms hereof (a "Cashless Exercise"). In the event of a Cashless Exercise, in lieu of paying the Exercise Price in cash, the holder shall surrender this Warrant for that number of shares of Common Stock determined by multiplying the number of share of Warrant Stock to which it would otherwise be entitled by a fraction, the numerator of which shall be the difference between the then current Market Price of Common Stock and the then applicable Exercise Price, and the denominator of which shall be the then current Market Price.

                  11.5 Registration Rights. If (but without any obligation to do so) the Company proposes to register any of its securities for its own account (other than pursuant to Form S-8 or any other registration relating to employee benefit plans, a registration relating solely to a transaction subject to Rule 145 under the Securities Act, a registration on any form that does not include substantially the same information as would be required to be included in a registration statement converting the sale of Warrant Stock, or a registration in which the only Common Stock being registered is Common Stock issuable upon conversion of debt securities that are also being registered), in connection with the registration of such securities, the Company shall, at each such time, promptly give the Holder written notice of such registration. Upon the written request of the Holder given within twenty (20)


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

days after mailing of such notice by the Company, subject to the reasonable discretion of the Company's underwriters, the Company shall, use all reasonable efforts to cause to be included in such registration all of the Warrant Stock that the Holder has requested to be registered.

                     [Signatures appear on following page.]

         IN WITNESS WHEREOF, the Company has caused this Warrant to be signed and attested by its duly authorized officers under its corporate seal.


                                      I-TRAX, INC.




                                      By:_________________________________
                                      Name:
                                      Title:


(Corporate Seal)

Attest:



------------------------------------
[Assistant] Secretary












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